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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

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HSBC USA INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-7436

Maryland	13-2764867
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
452 Fifth Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (716) 841-2424

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

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On May 1, 2008, the registrant’s Board of Directors approved an amendment and restatement of the registrant’s bylaws (the "Bylaws") to (i) clarify that, for so long as HSBC Holdings plc and its subsidiaries own 100 percent of the outstanding common stock of the registrant, directors may be elected by written consent in lieu of an annual meeting (Article II, Section 2.2 and Article III, Section 3.6), (ii) limit the applicability of certain notice and call provisions with respect to special meetings of stockholders for so long as HSBC Holdings plc and its subsidiaries own 100 percent of the outstanding common stock of the registrant (Article II, Sections 2.3 and 2.4), (iii) increase the number of directors constituting a quorum from one-third to a majority (Article III, Section 3.9), (iv) revise the definition of the officers of the registrant, including the "Policy Making Officers" of the registrant, and the descriptions of their respective duties (Article IV), (v) clarify the authority of certain officers of the registrant to execute instruments on behalf of the registrant (Article VI, Section 6.2) and (vi) clarify responsibilities for recording the minutes of meetings of stockholders, the board and board committees (Article VI, Section 6.6) . A copy of the registrant's Bylaws, as amended and restated, is filed as Exhibit 3.2 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

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(d)	Exhibits.
	Exhibit No.	Description

	3.2	Registrant’s bylaws, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA INC. (Registrant)
By: /s/ Joseph R. Simpson Joseph R. Simpson Executive Vice President and Controller

Dated: May 2, 2008

Exhibit Index

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Exhibit No.	Description

3.2	Registrant’s bylaws, as amended and restated.

3